Exhibit 10.6

                                                                 EXECUTION COPY

                                    AMENDMENT
                                       TO
                          SECURITIES PURCHASE AGREEMENT


            This Amendment to Securities Purchase Agreement (this "Amendment") is executed as of July 6, 2001 by and between THCG, Inc., a Delaware corporation (the "Company"), and Castle Creek Technology Partners LLC, a Delaware limited liability company ("Castle Creek").

                                 R E C I T A L S

            WHEREAS, the Company and Castle Creek entered into a Securities Purchase Agreement dated as of August 1, 2000 (the "Securities Purchase Agreement") pursuant to which the Company issued to Castle Creek 5,000 shares of its Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), and a warrant (the "Warrant") to purchase up to 396,899 shares of its common stock, par value $.01 per share (the "Common Stock"), and agreed to register the resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Shares and upon exercise of the Warrant pursuant to a registration rights agreement dated as of August 2, 2000 (the "Registration Rights Agreement");

            WHEREAS, the Company proposes to carry out certain restructuring of the Company and its subsidiaries (the "Restructuring") and the Company and Castle Creek agree to restructure the transactions provided for in the Securities Purchase Agreement pursuant to that certain Agreement to Convert and Exchange of even date herewith (the "Agreement to Convert and Exchange").


                              A G R E E M E N T S:
                               - - - - - - - - - -

            NOW, THEREFORE, in connection with and for the purposes of the Restructuring, in consideration of the promises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, pursuant to Section 8.6 of the Securities Purchase Agreement, the Company and Castle Creek, intending to be legally bound, do hereby agree to amend the Securities Purchase Agreement as set forth in this Amendment. Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

            1. Notwithstanding any provision in the Securities Purchase Agreement, Sections 4.3, 4.5, 4.9, 4.12, 4.15, 4.17 and 8.2 of
                  the Securities Purchase Agreement shall be deleted in their entirety and shall be of no force or effect from and after the date hereof.

            2. As amended hereby, the Securities Purchase Agreement shall remain in full force and effect.

            This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.


                        COMPANY:

                        THCG, INC.

                        By:   /s/ Joseph D. Mark
                             ---------------------------
                        Name:  Joseph D. Mark
                        Its:   Chief Executive Officer


                        CASTLE CREEK TECHNOLOGY PARTNERS LLC
                        By:         Castle Creek Partners L.L.C.
                        Its:        Investment Manager

                                    By: /s/ Michael Spolan
                                       -------------------------------
                                    Name:   Michael Spolan
                                    Its:    Managing Director